THIS DEBT SETTLEMENT AGREEMENT is dated effective the 11th day of July, 2007.

BETWEEN:	RACINO ROYALE, INC. a body corporate, duly incorporated pursuant to the laws of the State of Nevada

(the “Debtor”)

AND:	EIGER TECHNOLOGY, INC., a body corporate, duly incorporated pursuant to the laws of the Province of Ontario

(the “Company” or the “Creditor”)

A.	The Company is indebted to the Creditor in the amount of $250,000 (the “Debt”).

B.	The Debtor has agreed, in lieu of a cash payment of the Debt, to issue a total of 5,000,000 common shares in its capital stock in full and final payment of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 paid by the Company to the Creditor, the receipt and sufficiency of which is hereby acknowledged by the Creditor, and subject to the terms and conditions hereinafter set out, the parties hereto have agreed and do hereby agree as follows:

1.	The Creditor agrees to accept a total of 5,000,000 common shares of the Debtor (the “Shares”) as full and final settlement of the Debt.

2.	The Debtor agrees to issue the Shares to the Creditor as full and final settlement of the Debt.

3.	The Creditor and the Debtor agree that no interest is payable on the Debt or is outstanding as of this date.

4.	The parties hereto agree to execute all further documents and assurances as may be necessary to give effect to the intent expressed herein.

5.	Notwithstanding any other term contained herein, the Creditor shall be entitled, in its sole discretion, to terminate this Agreement at any time prior to the issuance of the Shares by the Company.

6.
The Debtor acknowledges that CD Farber Law Corp has advised it to seek independent legal advice with respect to this Debt Settlement Agreement and that CD Farber Law Corp. has not reviewed this Debt Settlement Agreement on its behalf.

7.	Time shall be of the essence in this Agreement.

8.
This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario. The courts of the Province of Ontario shall have sole jurisdiction to hear and determine all manner of disputes and claims arising out of or in any way connected with the construction, breach or alleged, threatened or anticipated breach of this Agreement and determine all questions as to the validity, existence or enforceability hereof.

9.	This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

10.	All funds referred to in this Agreement are in United States dollars.

11.	This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

EIGER TECHNOLOGY, INC.

_/s/ Jason Moretto_______________________
A.S.O.  Jason Moretto, Chief Financial Officer

RACINO ROYALE, INC.

_/s/ John Simmonds_____________________
A.S.O.  John Simmonds, President and Chief Executive Officer